As filed with the Securities and Exchange Commission on May 5, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Vital Farms, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-0496985
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3601 South Congress Avenue Suite C100 Austin, Texas	78704
(Address of Principal Executive Offices)	(Zip Code)

Vital Farms, Inc. 2020 Equity Incentive Plan

Vital Farms, Inc. 2020 Employee Stock Purchase Plan

(Full titles of the plans)

Russell Diez-Canseco

President and Chief Executive Officer

Vital Farms, Inc.

3601 South Congress Avenue

Suite C100

Austin, Texas 78704

(877) 455-3063

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jaime L. Chase Katherine Denby Cooley LLP 1299 Pennsylvania Avenue NW, Suite 700 Washington, DC 20004 202-842-7800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register an additional 1,619,758 shares of common stock under the Vital Farms, Inc. 2020 Equity Incentive Plan and an additional 404,939 shares of common stock under the Vital Farms, Inc. 2020 Employee Stock Purchase Plan, pursuant to the provisions of each plan which provide for annual automatic increases in the number of shares of common stock reserved for issuance under each respective plan. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Vital Farms, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents filed by it with the Commission:

(a)	the contents of the Registrant’s Registration Statements on Form S-8, previously filed with the Commission on July 31, 2020 (File No. 333-240258) and March 24, 2021 (File No. 333-254643);

(b)	the Registrant’s Annual Report on Form 10-K (File No. 001-39411) for the fiscal year ended December 26, 2021, filed with the Commission on March 10, 2022 (the “Annual Report”);

(c)	the Registrant’s Current Reports on Form 8-K (File No. 001-39411) filed with the Commission on January 28, 2022 and April 6, 2022; and

(d)

the description of the Registrant’s common stock set forth in the Registrant’s registration statement on Form 8-A (File No. 001-39411), filed with the Commission on July 28, 2020, under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating this description, including Exhibit 4.3 to the Annual Report.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8.	Exhibits.

The exhibits to this Registration Statement are listed below:

Exhibit Number	Exhibit Description

4.1

Amended and Restated Certificate of Incorporation, as currently in effect (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39411), filed with the Commission on August 4, 2020).

4.2

Amended and Restated Bylaws, as currently in effect (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-39411), filed with the Commission on August 4, 2020).

4.3

Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-239772), filed with the Commission on July 9, 2020).

4.4	2020 Equity Incentive Plan (incorporated herein by reference to Exhibit 4.8 to the Registrant’s Registration Statement on Form S-8 (File No. 333-240258), filed with the Commission on July 31, 2020).

4.5

Forms of Grant Notice, Stock Option Agreement and Notice of Exercise under the 2020 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-239772), filed with the Commission on July 9, 2020).

4.6

Forms of Employee Restricted Stock Unit Grant Notice and Award Agreement under the 2020 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1 (File No. 333-239772), filed with the Commission on July 9, 2020).

4.7

Forms of Non-Employee Director Restricted Stock Unit Grant Notice and Award Agreement under the 2020 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1 (File No. 333-239772), filed with the Commission on July 9, 2020).

4.8

2020 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 4.12 to the Registrant’s Registration Statement on Form S-8 (File No. 333-240258), filed with the Commission on July 31, 2020).

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Form S-8).

107*	Filing fee table.

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on May 5, 2022.

Vital Farms, Inc.

By:	/s/ Russell Diez-Canseco
Russell Diez Canseco
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Russell Diez-Canseco and Bo Meissner, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Russell Diez-Canseco Russell Diez-Canseco	President, Chief Executive Officer and Director (Principal Executive Officer)	May 5, 2022

/s/ Bo Meissner Bo Meissner	Chief Financial Officer (Principal Financial Officer)	May 5, 2022

/s/ Jeffery S. Dawson Jeffery S. Dawson	Chief Accounting Officer (Principal Accounting Officer)	May 5, 2022

/s/ Matthew O’Hayer Matthew O’Hayer	Executive Chairman and Director	May 5, 2022

/s/ Kofi Amoo-Gottfried Kofi Amoo-Gottfried	Director	May 5, 2022

/s/ Brent Drever Brent Drever	Director	May 5, 2022

/s/ Glenda Flanagan Glenda Flanagan	Director	May 5, 2022

/s/ Kelly Kennedy Kelly Kennedy	Director	May 5, 2022

/s/ Karl Khoury Karl Khoury	Director	May 5, 2022

/s/ Denny Marie Post Denny Marie Post	Director	May 5, 2022

/s/ Gisel Ruiz Gisel Ruiz	Director	May 5, 2022